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Exhibit 23.1 - Consent of Arthur Andersen LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report dated February 8, 2001 (except for the matters discussed in Note 13, as to which the date is March 25, 2001) in this Form 10-K and to the incorporation by reference of such report in the company's previously filed Registration Statement on Form S-3 (File No. 333-24281) and Registration Statement on Form S-8 (File No. 333-24269) and Registration Statement on Form S-8 (File No. 333-42016).


/s/ Arthur Andersen LLP

Boston, Massachusetts
March 27, 2001